                                  EXHIBIT 22

                     BROWN & SHARPE MANUFACTURING COMPANY
                     ------------------------------------
                        SUBSIDIARIES OF THE REGISTRANT
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Subsidiaries of the Registrant as of December 31, 1998 are as follows:

                                                                        Percentage of
                                                         Jurisdiction    Voting Power
                                                              of         Owned by the
                  Name of Subsidiary                    Incorporation     Registrant
------------------------------------------------------  --------------  --------------

Borel & Dunner, Inc.                                    Michigan                  100%

Automation Software Inc.                                Delaware                  100%

Roch - Brown & Sharpe S.A.                              France                    100%

Mauser Prazisions Messmittel GmbH                       Germany                   100%

DEA - Brown & Sharpe S.p.A. ** and its subsidiaries:    Italy                     100%

 DEA - Brown & Sharpe S.A.                              Spain                     100%

 DEA - Brown & Sharpe S.A.                              France                    100%

 DEA - Brown & Sharpe KK                                Japan                     100%

Brown & Sharpe International Capital
 Corporation and its subsidiaries:                      Delaware                  100%

 Leitz - Brown & Sharpe Messtechnik G.m.b.H.            Germany                   100%

 Tesa - Brown & Sharpe S.A. and its subsidiaries:       Switzerland               100%

  P. Roch, S.a.R.L.                                     Switzerland               100%

  Tesa - Brown & Sharpe S.A.                            France                    100%

  Tesa - Brown & Sharpe KK                              Japan                     100%

 Brown & Sharpe Group Ltd.* and its subsidiaries:       United Kingdom            100%

  White Lodge Financial Limited                         United Kingdom            100%

  Brown & Sharpe Ltd.                                   United Kingdom            100%

  Mercer - Brown & Sharpe Ltd.                          United Kingdom            100%

* Owned 71.3% by Brown & Sharpe International Capital Corporation and 28.7% by Tesa, S.A.

** Owned 85.0% by Brown & Sharpe Manufacturing Company and 15.0% by Brown & Sharpe International Capital Corporation.